                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]  Filed by Registrant.
[ ]  Filed by Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           GOTHIC ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     ___________________________________________________________________________
     ___________________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
     ___________________________________________________________________________
     ___________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________
     5)  Total Fee Paid:
     ___________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement Number:_______________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                           GOTHIC ENERGY CORPORATION
                      5727 South Lewis Avenue - Suite 700
                             Tulsa, Oklahoma  74105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 6, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Gothic Energy Corporation (the "Company") will be held at the Southern Hills Marriott Hotel, 1902 East 71/st/ Street, Tulsa, Oklahoma 74136, on Thursday, August 6, 1998, at 10:00AM, for the following purposes:

        1. To elect three (3) directors of the Company to hold office until the next Annual Meeting of Shareholders in 1999 and until their respective successors are elected and qualified;

        2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

     Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on July 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting.

     We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


                              R. Andrew McGuire, Secretary


Dated:  July 9, 1998

                           GOTHIC ENERGY CORPORATION

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of Gothic Energy Corporation, an Oklahoma corporation (the "Company"), from the holders of shares of Common Stock, $.01 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the Southern Hills Marriott Hotel, 1902 East 71/st/ Street, Tulsa, Oklahoma 74136, on Thursday August 6, 1998, at 10:00AM, and at any adjournments thereof.

     The only business which the Board of Directors intends to present or knows that others will present at the Meeting is the election of three Directors of the Company to hold office until the next Annual Meeting of Shareholders in 1999 and until their successors have been elected and qualified. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of three Directors named as nominees. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to R. Andrew McGuire, Secretary of the Company, at the address set forth below.

     The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors.

     Only holders of record of Common Stock as of the close of business on July 6, 1998 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities having the right to vote at the meeting consisting of 16,261,640 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

     The Company's principal executive office address is Gothic Energy Corporation, 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105, and its telephone number is (918) 749-5666. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about July 9, 1998.



                             ELECTION OF DIRECTORS

     At the Meeting, it is proposed to elect three Directors to hold office until the next Annual Meeting of Shareholders in 1999 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the three nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

     The nominees as Director, their ages and position with the Company are as follows:

Name                     Age    Position With Company
----                     ---    ---------------------
     John J. Fleming      57    Chairman of the Board and
                                 Director
     Michael K. Paulk     49    President and Director
     Brian E. Bayley      45    Director


     JOHN J. FLEMING: Mr. Fleming was elected a Director of the Company in October 1994. Mr. Fleming is currently Chairman, President and Chief Executive Officer of Profco Resources, Ltd., which engages in oil and gas exploration. From 1992 through December 1995, Mr. Fleming was Chairman and chief executive officer of Excel Energy, Inc., engaged in oil and gas exploration. Prior thereto, commencing in

1989 he was Chairman and chief executive officer of Trical Resources, Inc. and its successor Voyager Energy, Inc. Mr. Fleming was Chairman of the Board of American Natural Energy Corporation ("ANEC") from August 1993 to July 1994. He has been involved in the oil and gas industry as president, chairman or chief executive officer of a number of corporations for more than the past fifteen years. Mr. Fleming is also a Director of Poco Petroleum Ltd., Imco Recycling Inc., Newfoundland Capital Corp., and Canadian Helicopters Limited.

     MICHAEL K. PAULK: Mr. Paulk was elected President and Director of the Company in October 1994. Mr. Paulk has been engaged in the oil and gas industry for more than fifteen years. He was President of ANEC from its inception in 1985 until his resignation in September 1994 after its acquisition by Alexander Energy Corporation in July 1994.

     BRIAN E. BAYLEY: Mr. Bayley was elected a Director of the Company in February 1996. He has been since December 1996 a partner of Quest Management Corp. and Quest Ventures, Ltd., private merchant banking companies. Prior thereto through April 1997, he held a variety of positions with Quest Oil and Gas, Inc. (formerly Quest Capital Corporation), including President from October 1990 to October 1996 and Director and Secretary from October 1996 to April 1997. Mr. Bayley holds an MBA degree from Queen's University, Kingston, Ontario. Mr. Bayley is a Director of Kinetic Ventures, Ltd., as well as a number of other corporations that do not file reports under the Exchange Act.


DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's year ended December 31, 1997.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The Company's executive officers and other employees who are expected to make a significant contribution to the Company are as follows:

Name                     Age      Position With Company
----                     ---      ---------------------
Michael K. Paulk          49      President
Steven P. Ensz            46      Vice-President, Finance and
                                   Chief Executive Officer
James S. Blair            45      Vice-President, Corporate
                                   Development
Bennett G. Shelton        40      Land Contracts Manager
Richard O. Mulford        44      Operations Manager
Robert G. Snead           59      Geologist
John Coughlon             40      Geologist
David Evans               41      Petroleum Engineer
R.L. Hilbun               49      Full-Time Consultant, Drilling
                                   and Completion Engineer
R. Andrew McGuire         31      Secretary and Controller

     MICHAEL K. PAULK:  Mr. Paulk's employment background is described above.

     STEVEN P. ENSZ: Mr. Ensz has been Vice-President, Finance and Chief Financial Officer of the Company since March 18, 1998 and is responsible for the financial activities of the Company. From July 1991 to February 1998, he was Vice-President, Finance of Anglo-Suisse, Inc., an oil and natural gas exploration and producing company. From December 1983 to June 1991, he held various positions within the energy industry, including President of Waterford Energy, an independent oil and gas producer. Prior to December 1983, he was a partner with Oak, Simon & Ott, CPAs. He is a certified public accountant.

     JAMES S. BLAIR: Mr. Blair has been Vice-President, Corporate Development of the Company since June 1997 and is responsible for the management and coordination of acquisition and divestiture activities. From January 1989 to June 1997, he was Vice-President, Land and Acquisitions of Toreador Royalty Corporation where he was responsible for implementing the Company's restructuring plan, and in charge of increasing production through acquisitions and joint ventures. From May 1988 to January 1989, he was Vice-President of Business Development of German Oil

Company, and from 1980 to May 1988, he was employed by Tenneco Oil Company where he was involved with business development and acquisitions.

     BENNETT G. SHELTON: Mr. Shelton has been employed by the Company as Land Contracts Manager since May 1995. From August 1994 to May 1995, he was a Senior Landman with AEOK and prior thereto he was a Land and Acquisition Manager with ANEC. Prior to April 1991, he was a staff landman with Santa Fe Minerals, Inc. for approximately ten years.

     RICHARD O. MULFORD: Mr. Mulford has been employed as Operations Manager with the Company since April 1995. From April 1985 to April 1995, he was a Production Superintendent with ANEC and has been employed in the oil and natural gas industry since 1978.

     ROBERT G. SNEAD: Mr. Snead, who has served as a geologist for the Company on a full-time consulting basis since April 1997, was hired as a full-time employee effective September 1, 1997. Between early 1994 and April 1997, he was employed as an independent geologist and from 1985 to 1994 was the Senior Vice-President/ Exploration Manager of LOGO, Inc., an oil and natural gas well operating company.

     JOHN COUGHLON: Mr. Coughlon has been employed by the Company since March 1998. Prior thereto, he was, commencing in December 1994, employed by Amoco Production Company, most recently as Senior Staff Geologist. From October 1993 to December 1994 he served as Geological Consultant/Principle of Tower Energy Corporation, and prior thereto he was, from July 1987 to October 1993, Senior Geologist for Nicor Oil & Gas, and from April 1980 to July 1987 he was employed by Mobil Oil Corp.

     DAVID EVANS: Mr. Evans was hired by the Company as a petroleum engineer in November 1997. Prior thereto, he was Production Manager for Petroleum Properties Management Co. from March 1996 to October 1997. From April 1992 to March 1996, he was Engineering Manager for AEOK and from September 1987 to April 1992 he was Vice-President of Exploration and Production for Bradmar Petroleum Corporation.

     R.L. HILBUN: Mr. Hilbun is a full-time consultant to the Company serving as a drilling and completion engineer. He has served in this capacity since March 1997. Prior thereto, commencing in 1982, he was Vice-President, Operations of PSEC, Inc., a natural gas and oil well operating company. He has been employed in the natural gas and oil industry since 1970.

     R. ANDREW MCGUIRE: Mr. McGuire has been employed by the Company as Controller since November 1994. Mr. McGuire is also Secretary of the Company. From February 1991 to October 1994, he was employed as Accounting Manager of ANEC. From May 1988 to February 1991, he was employed by OXY-USA, Inc., a subsidiary of Occidental Petroleum Corp., as an accountant. Mr. McGuire is a certified public accountant.


                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid during the Company's three fiscal years ended December 31, 1997 to the Company's chief executive officer and all other executive officers who received compensation exceeding $100,000 and who served in such capacities at December 31, 1997:

                                    SUMMARY COMPENSATION TABLE
                                        ANNUAL COMPENSATION
__________________________________________________________________________________________________
                                                                                COMPENSATION
                                                                       ----------------------------
                                                                 OTHER      LONG-TERM
          NAME AND                                              ANNUAL   AWARD'S OPTION   ALL OTHER
     PRINCIPAL POSITION     YEAR       SALARY         BONUS      COMP.         (#)          COMP.
---------------------------------------------------------------------------------------------------
Michael K. Paulk            1997      $150,000       $150,000     -0-          -0-         -0-
                            1996      $107,458       $ 50,000     -0-        125,000       -0-
                            1995      $ 96,000          -0-       -0-          -0-         -0-

John Rainwater              1997      $125,000 /(1)/    -0-       -0-          -0-         -0-
                            1996      $107,458          -0-       -0-        125,000       -0-
                            1995      $ 96,000          -0-       -0-          -0-         -0-

__________________________

(1) Mr. Rainwater resigned as an executive officer of the Company effective on February 18, 1998.

     No options were granted to either Mr. Paulk or Mr. Rainwater during 1997.

STOCK OPTION HOLDINGS AT DECEMBER 31, 1997.

     The following table provides information with respect to the above named executive officers regarding Company options held at the end of the Company's year ended December 31, 1997 (such officers did not exercise any options during the most recent fiscal year).

                                                           VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                              AT DECEMBER 31,1997       AT DECEMBER 31, 1997 /(1)/
----------------------------------------------------------------------------------
         NAME             EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------
Michael K. Paulk          312,500 /(2)/         62,500          -0-            -0-


John Rainwater            312,500 /(2)/         62,500          -0-            -0-

____________________________

(1)  Based on the closing sales price on December 31,1997 of $2.375.
(2) Includes 250,000 shares exercisable at $2.50 per share and 62,500 shares exercisable at $2.56 per share.


EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Michael Paulk pursuant to which he is employed as the President of the Company. Mr. Paulk currently receives a base salary of $150,000 per year, plus such additional amounts as may be determined from time to time by the Company's Board of Directors. In addition, he is to receive a cash bonus as may be determined by the Company's Board of Directors. Mr. Paulk is also entitled to participate in such incentive compensation and benefit programs as the Company makes available. Mr. Paulk's agreement expires on December 31, 1999 and is thereafter automatically extended for successive three-year terms. In the event the employment agreement is terminated by the Company (other than for cause, as defined) or is not automatically extended on any termination date for a successive three-year term, Mr. Paulk is entitled to receive payment equal to three times his then base salary, together with any sums unpaid under the terms of the employment agreement, and the Company is obligated to continue his medical insurance in effect for a period of one year after such termination. In the event of a change in control, as defined, of the Company, Mr. Paulk has the right to terminate his employment agreement with the Company within sixty days thereafter, whereupon the Company would be obligated to pay to him the same sums and other benefits described above as if such agreement had been terminated by the Company without cause. The agreement also contains certain provisions restricting Mr. Paulk from engaging in business activities in competition with the Company for a period of one year.


DIRECTORS COMPENSATION

     During 1997, Directors of the Company did not receive any compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 30, 1996, Quest Oil & Gas, Inc. ("Quest"), a corporation of which Mr. Bayley, a Director of the Company, was an officer and Director at the time, exchanged $1,290,000 principal amount of a loan in the aggregate amount of $1,850,000 from Quest for 1,290 shares of the Company's 7 1/2% Cumulative Convertible Preferred Stock. After reflecting the exchange of $1,290,000 principal amount for 1,290 shares of 7 1/2% Cumulative Convertible Preferred Stock, the remaining $560,000 of principal and accrued interest of $173,000 on the loan and other obligations aggregating $92,000 owing to Quest was replaced with a Subordinated Note in the principal amount of $825,000 bearing interest at 7 1/2% per annum, due, together with all accrued interest thereon, ten years from its date of issuance. The $825,000 note was prepaid on March 13, 1996 and subsequently Quest sold its shares of 7 1/2% Convertible Preferred Stock.

     On November 14, 1995, Quest purchased the Company's secured notes in the principal amount of $333,333 and common stock purchase warrants to purchase 83,333 shares of the Company's Common Stock at an exercise price of $2.40 per share the proceeds of which were used to fund a portion of the purchase price for certain producing natural gas and oil properties. The note, which bore interest at 1% per month compounded monthly, was repaid on January 30, 1996 and bore interest at 1% per month, compounded monthly and subsequently Quest sold the common stock purchase warrants.

     Mr. Paulk is indebted to the Company in the amount of $169,110 under a non-interest bearing promissory note dated September 1, 1997. On February 26, 1998, the Compensation Committee of the Board of Directors approved the extension of the due date of the Note from January 31, 1998 to January 31, 1999.

     On January 23, 1998, the Company completed the acquisition from Amoco Production Company ("Amoco"), a subsidiary of Amoco Corporation, of certain natural gas producing properties and in consideration therefor, among other things, the Company issued to Amoco a five-year common stock purchase warrant to purchase 1.5 million shares of Common Stock exercisable at $3.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information concerning the Common Stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's Common Stock, and the Common Stock ownership of each Director of the Company and all Directors and officers of the Company as a group, as of July 6, 1998. As of July 6, 1998, the Company had 16,261,640 shares of Common Stock outstanding.


         NAME AND ADDRESS OF
              BENEFICIAL                      AMOUNT /(3)/    PERCENT OF CLASS
      HOLDER, IDENTITY OF GROUP
              /(1) (2)/
    ---------------------------------------------------------------------------
      Michael Paulk                            862,476 /(4)/       5.1%
      John Fleming                             300,000 /(5)/       1.8%
      Morton A. Cohen                          830,222 /(6)/       5.0%
      Brian E. Bayley                          300,000 /(7)/       1.8%

      Stratum Group, L.L.C. /(8)/            1,000,000 /(9)/       5.8%
       650 Fifth Avenue
       New York, New York  10019

      Cambridge Investments, Ltd. /(8)/      1,161,800             7.1%
       600 Montgomery Street - 27/th/ Floor
       San Francisco, California 94111

      Carl C. Icahn /(8)/                    1,600,000             9.8%
      High River Limited
       Partnership /(8)/
      Riverdale LLC /(8)/
      Little Meadow Corp. /(8)/
       100 South Bedford Road
       Mount Kisco, New York 10549

      Amoco Corporation /(8)/                1,500,000 /(10)/      8.4%
       200 East Randolph Drive
       Chicago, Illinois  60601

      Croft-Leonmister, Inc. /(11)/            838,700             5.4%
       207 East Redwood Street-Suite 208
       Baltimore, Maryland  21202

      All Officers and                       2,417,698             14.7%
      Directors as a Group
      (5 persons)

________________________________

(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.
(2) The address of Mr. Paulk is c/o the Company, 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105. The address of Mr. Fleming is 1500, 340 12th Avenue SW, Calgary, Alberta T2R 1L5. The address of Mr. Cohen is c/o Clarion Capital Corporation, Ohio Savings Plaza, Suite 510, 1801 East Ninth Street, Cleveland, Ohio 44114. The address of Mr. Bayley is c/o Quest Oil & Gas, Inc., 1095 West Pender Street-Suite 850, Vancouver, British Columbia, Canada V6E 2M6.
(3) Except as otherwise noted, shares beneficially owned by each person as of July 6, 1998 were owned of record and each person had sole voting and investment power with respect to all shares beneficially held by such person.
(4) Includes 250,000 shares issuable upon exercise of options at an exercise price of $2.50 per share, 125,000 shares issuable upon exercise of options at an exercise price of $2.56 per share, of which options to purchase 62,500 shares became exercisable on July 16, 1997, and options to purchase the remaining 62,500 shares become exercisable on July 16, 1998, and 375,000 shares issuable upon exercise of options at an exercise price of $2.00 per share of which options to purchase 187,500 shares become exercisable on April 28, 1999 and options to purchase the remaining 187,500 shares become exercisable on April 28, 2000. In the event of a "change of control" of the Company, as defined in the option agreement, such remaining options become immediately exercisable.
(5) Includes 100,000 shares issuable on exercise of options at an exercise price of $1.50 per share which are exercisable during the five-year period beginning July 11, 1996, 50,000 shares issuable on exercise of options at an exercise price of $2.56 per share which are exercisable during the five-year period beginning July 16, 1997, and 150,000 shares issuable upon exercise of options at an exercise price of $1.75 per share of which options to purchase 75,000 shares become exercisable on April 28, 1999 and options to purchase the remaining 75,000 shares become exercisable on April 28, 2000.
(6) Includes shares held by Clarion Capital Corp., of which Mr. Cohen is an officer, director and principal shareholder, and other entities affiliated with Mr. Cohen, as well as 150,000 shares issuable on exercise of options held by Mr. Cohen at an exercise price of $2.56 per share which are exercisable during the five-year period beginning July 11, 1996, and 150,000 shares issuable upon exercise of options at an exercise price of $1.75 per share of which options to purchase 75,000 shares become exercisable on April 28, 1999 and options to purchase the remaining 75,000 shares become exercisable on April 28, 2000.
(7) Includes 150,000 shares issuable on exercise of options at an exercise price of $2.56 per share which are exercisable during the five-year period beginning July 11, 1996, 150,000 shares issuable upon exercise of options at an exercise price of $1.75 per share of which options to purchase 75,000 shares become exercisable on April 28, 1999 and options to purchase the remaining 75,000 shares become exercisable on April 28, 2000, and 91,998 shares issuable on exercise of a warrant held by an affiliated partnership exercisable at $2.40 per share.
(8)  Based on information contained in Schedule 13D provided by such person.
(9) Issuable on exercise of common stock purchase warrants at $3.19 per share. The general partner of Stratum Group, L.P. is Stratum Finance, L.L.C. and the members of Stratum Finance, L.L.C. are Energy Investment Partners, a New York general partnership, Joseph M. Rinaldi, Michael W. Walker, Richard
     E. Bani, John C. Alvardo, Curt S. Taylor, and Betsy D. Cotton. Stratum Finance, L.L.C. is managed by Energy Investment Partners, which has four votes, Joseph M. Rinaldi, who has one vote, and Michael W. Walker, appointed by the natural person members of Stratum Finance, L.L.C., who has one vote. Energy Investment Partners has three general partners, SGLLC Partners, L.P. ("SGLLC"), SGLLC Partners Offshore, L.P. ("Offshore") and The Beacon Group Energy Investment Fund, L.P. ("Fund"). The sole general partner of each of SGLLC and Offshore is SG-GP, L.P. whose sole general partner is Energy Fund GPI, Inc. ("GPI"). The sole general partner of Fund is Beacon Energy Investors, L.P. ("Investors"). The sole general partner of Investors is BEIGP, Inc. ("BEIGP"). The names of the officers and Directors of both GPI and BEIGP are Geoffrey Boisi, John McWilliams, Preston Miller, Harold Pote, Faith Rosenfeld, Robert Semmens, David Remmington, Thomas Mendell and Frank Murray.
(10) Issuable on exercise of common stock purchase warrants at $3.00 per share.
(11) Based on information contained in Schedule 13G provided by such person.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has a Compensation Committee consisting of Messrs. Fleming and Bayley and an Audit Committee consisting of Messrs. Fleming and Bayley. The Compensation Committee makes determinations on behalf of the Board of Directors concerning salaries and incentive compensation for officers and employees of and consultants to the Company. The Audit Committee considers the retention of the Company's independent accountants, reviews the Company's annual financial statements and discusses the financial statements with the Company's independent accountants, reviews the independence of accountants conducting the audit, review the services of independent accountants, discusses with management and the independent accountants the Company's accounting system and related systems of internal control and consults as necessary with the independent accountants and the Company's financial staff. The Board of Directors does not have a nominating committee.

     The Company's Board of Directors held six (6) meetings during the year ended December 31, 1997. The audit, compensation and nominating committees held one (1) meeting in 1997.


         SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposals which shareholders intend to present for a vote of shareholders at the Company's 1999 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than March 10, 1999.

                                    GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, including financial statements, is being mailed to shareholders herewith.


                              By Order of the Board of Directors

                              R. Andrew McGuire, Secretary



Dated:  July 9, 1998

                            APPENDIX:  FORM OF PROXY


                           GOTHIC ENERGY CORPORATION
                      5727 South Lewis Avenue - Suite 700
                             Tulsa, Oklahoma  74105

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. Michael K. Paulk and Mr. R. Andrew McGuire, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Gothic Energy Corporation held of record by the undersigned on July 6, 1998 at the annual meeting of shareholders to be held on August 6, 1998 or any adjournment thereof.

     1.   Election of Directors

          [ ] For all nominees listed below (except as marked to contrary below)

          [ ]    Withhold Authority to vote for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

          John J. Fleming           Brian E. Bayley
          Michael K. Paulk


     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



Dated:  _______________, 1998    _____________________________________
                                 Signature
                                 Title (if required)


                                 _____________________________________
                                 Signature (if held jointly)